As filed with the Securities and Exchange Commission on September 11, 1996.
                                        Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM S-3
                        Registration Statement Under
                         the Securities Act of 1933

                          NYER MEDICAL GROUP, INC.
                 (Exact name of registrant as specified in its charter)

                                  FLORIDA
            (State or other jurisdiction of incorporation or organization)

                                 01-0469607
                       (I.R.S. Employer Identification No.)

                     1292 Hammond Street, Bangor, Maine  04401
                                (207) 942-5273
(Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                         Mr. Samuel Nyer, President
                         NYER MEDICAL GROUP, INC.
                         1292 Hammond Street
                         Bangor, Maine  04401
                         (207) 942-5273
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copy to:
                         Michael D. Harris, Esq.
                         Cohen, Chernay, Norris, Weinberger & Harris
                         712 U.S. Highway One, Fourth Floor
                         P.O. Box 13146
                         North Palm Beach, Florida  33408-7146
                         (561) 844-3600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                  X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   CALCULATION OF REGISTRATION FEE


                                       Proposed     Proposed
                                       maximum      maximum
Title of each class                    offering     aggregate    Amount of
  of securities     Amount to be       price per    offering     registration
to be registered    registered         share        price        fee

Common Stock        185,000            $14.75(1)    $2,728,750   $ 940.95
($.0001 par value)




     TOTAL REGISTRATION FEE                                      $ 940.95



(1) Estimated solely for the purpose of computing the registration fee based on the average of the high and low price of the Registrant's common stock as reported by Nasdaq on September 6, 1996.



            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          NYER MEDICAL GROUP, INC.
                           CROSS REFERENCE SHEET


Form S-3 Item Numbers and Caption                 Heading in Prospectus

1.  Forepart of the Registration Statement and
    Outside Front Cover of Prospectus . . . . .   Cover Page of Form S-3 and
                                                  Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of
    Prospectus. . . . . . . . . . . . . . . . .   Inside Front and Outside Back
                                                  Cover Pages of Prospectus

3.  Summary Information, Risk Factors . . . . .   Not Applicable and
    and Ratio of Earning to Fixed Charges         Risk Factors

4.  Use of Proceeds . . . . . . . . . . . . . .   Not Applicable

5.  Determination of Offering Price . . . . . .   Cover Page of Prospectus

6.  Dilution  . . . . . . . . . . . . . . . . .   Recent Developments

7.  Selling Security Holders  . . . . . . . . .   Selling Shareholders

8.  Plan of Distribution  . . . . . . . . . . .   Cover Page of Prospectus and
                                                  Plan of Distribution

9.  Description of Securities to be Registered    Documents Incorporated by
                                                  Reference

10. Interests of Named Experts and Counsel  . .   Legal Matters and Experts

11. Material Changes  . . . . . . . . . . . . .   Not Applicable

12. Incorporation of Certain Information By       Documents Incorporated by
    Reference   . . . . . . . . . . . . . . . .   Reference

13. Disclosure of Commission Position on  . . .   Part II
    Indemnification for Securities Act Liabilities

14. Other Expenses of Issuance and Distribution   Part II

15. Indemnification of Directors and Officers     Part II

16. Exhibits and Financial Statement Schedules    Part II

17. Undertakings    . . . . . . . . . . . . . .   Part II

18. Financial Statements and Schedules  . . . .   Not Applicable

                 Preliminary Prospectus dated September 11, 1996
                              Subject to Completion

                                  PROSPECTUS

                             NYER MEDICAL GROUP, INC.


     This Prospectus relates to an aggregate of 185,000 shares of common stock, $.0001 par value per share (the "Shares") of Nyer Medical Group, Inc. (the "Company") being offered for sale by certain shareholders of the Company (the "Selling Shareholders"). The Shares being offered by the Selling Shareholders are approximately 5.4% of the Shares outstanding as of August 23, 1996, assuming exercise of 15,000 warrants owned by one Selling Shareholder the underlying Shares of which are being offered for sale pursuant to this Prospectus. Prior to this offering, one Selling Shareholder has acted as a market maker of the Company's Shares beneficially owns approximately 2% of the Company's common stock. Upon completion of this offering and assuming all Shares offered hereby are sold, that Selling Shareholder will beneficially own less than one percent of the Company's Shares. On September 4, 1996, the closing price of the Company's common stock on the Nasdaq SmallCap Market ("Nasdaq") was approximately $15.375.

     All of the Shares are offered for the account of the Selling Shareholders as listed in this Prospectus under "Selling Shareholders". This Prospectus will also cover sales of less than 500 shares by donees and pledgees of the Selling Shareholders. The Company will receive none of the proceeds from the sale of the Shares by the Selling Shareholders although it has received $240,000 from the exercise of warrants and will receive an additional $90,000 assuming exercise of the remaining 15,000 warrants. All of the expenses of this offering, estimated at approximately $11,141, will be borne by the Company.

     The Company has been advised by the Selling Shareholders that the Shares may be offered and sold from time to time by or on behalf of the Selling Shareholders, in or through transactions or distributions (including crosses and block transactions) on Nasdaq at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Shareholders. The Selling Shareholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any commissions received by them may be deemed to be underwriting compensation.

          -------------------------------------------------
      THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
      SEE "RISK FACTORS".
          -------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60604-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of this material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of Nasdaq.

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement certain parts of which are omitted in accordance with the rules of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement including the exhibits. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (other than exhibits). Requests should be directed to the Company at its principal executive offices, 1292 Hammond Street, Bangor, Maine, 04401, (207) 942-5273.

                     DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed with the Commission are hereby specifically incorporated by reference into this Prospectus:

            (a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995 and all amendments thereto;

            (b) The Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996;

            (c) The Company's proxy statement dated September 6, 1996 filed pursuant to Section 14 of the Exchange Act;

            (d) The Company's Form 8-K filed August 22, 1996, as amended by Form 8-K/A, No. 1, filed September 10, 1996;

            (e) The description of the Company's common stock which is contained in the registration statement on Form 8-A filed on May 1, 1992, File No. 000-20175, including any amendments or reports filed for the purpose of updating such description; and

            (f)    All other reports filed by the Company pursuant to
                   Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                         RISK FACTORS

     The Shares offered hereby involve a high degree of risk, including, but not necessarily limited to the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     History of Losses. Since 1992, the Company has reported losses with the exception the quarter ended March 31, 1996. For the most recent quarter ended June 30, 1996, the Company again reported an operating loss and negative cash flow from operations. No assurances can be given concerning the Company's future operating results.

     Changing Technology. The health care and biotechnology businesses are subject to rapid and significantly changing technology including potential introduction of new types of products and technologies which may have a material adverse impact upon the Company's business. There can be no assurances that research and development by others will not render the Company's businesses obsolete.

     Need to Manage Growth. The Company has raised substantial capital in the last year and made several acquisitions.

Additionally, the Company anticipates that it will grow substantially through acquisitions. In order to support such growth, the Company may need to recruit additional executive and administrative personnel. The Company's success will depend in part on its ability to manage this growth and integrate the operations of its subsidiaries. No assurances can be given that the Company will be able to manage this growth and achieve operating profits.

     Management Depth. The success of the Company is principally dependent upon the efforts of Mr. Samuel Nyer, the Company's president and chairman of the board. With the exception of its medical products distribution companies, the Company does not provide any operating support to its subsidiaries and limits its services principally to supplying accounting services to its subsidiaries. For this reason, the Company has not needed the services of additional management beyond its three executive officers. As the Company continues to grow, it may require the services of additional executives. The loss of Mr. Nyer's services and those of certain other key employees, could have an adverse effect upon the business of the Company. At the present time, the Company has key-man insurance on the life of Mr. William Clifford, Jr., Vice-President of Sales, and does not have any on its other executive officers nor does it intend to do so. No assurances can be given that the Company can replace Mr. Nyer or recruit suitable qualified executives, if necessary.

     Control by Principal Shareholders. The Company's principal shareholder, Nyle International Corp. ("Nyle"), a corporation controlled by Mr. Samuel Nyer, owns 710,000 Shares. In addition, Nyle owns 2,000 shares of Class A Preferred Stock which has voting rights equal to 2,000,000 Shares on all matters that come before the common shareholders for vote. Mr. Nyer personally owns 76,000 Shares. Thus, assuming the exercise of 15,000 warrants by a Selling Shareholder, Nyle and Mr. Nyer will control approximately 51.6% of the voting power of the Company. The Company does not have cumulative voting. Accordingly, Nyle and Mr. Nyer are in the position to elect a majority of the Company's directors and control the policies and operations of the Company. Assuming approval of the anti-takeover provisions being presented to shareholders for approval on September 30, 1996, the control of Mr. Nyer and Nyle will tend to be perpetuated.

     Competition. All aspects of the Company's business are subject to significant competition. Many of the Company's competitors generally have substantially greater financial resources and other competitive advantages. Nonetheless, the Company believes that it has certain competitive advantages including long established business relationships which the Company presently maintains enabling it to compete favorably with larger competitors, although no assurances can be given as to future operating results.

     Outstanding Options and Warrants. There are outstanding vested options and warrants (including options which vest in the 60 days following the date of this Prospectus) to purchase 98,000 Shares, all of which are currently exercisable below the current market price. The range of the exercise prices is from approximately $4.75 to $6.00 per Share. The following represents the number of outstanding vested options and warrants outstanding at September 5, 1996 and their exercise prices:

       No. of Options                   Approximate
       and Warrants                     Exercise Price

        83,000 Options                      $4.75

        15,000 Warrants                     $6.00


     For the life of all such options, the holders thereof will have the opportunity to profit from a rise in the market price of the Company's Shares, with a resulting dilution in the interest of holders of Shares. The terms on which the Company will be able to obtain additional capital during the life of such options may be adversely affected, and the holders of such options may be expected to exercise their rights at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to the Company than those provided by such options.

     Possible Volatility of Share Prices. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. Moreover, in 1996 the Company's Shares have been subject to substantial volatility and volume swings which have been unrelated to the Company's results of operations.
Various factors and events including future announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning, among other things, patents or proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, regulatory developments in the United States, and economic and other external factors, as well as fluctuations in the Company's financial results, may have a significant impact on the market price of the Shares.

     Potential Future Sales. As of September 4, 1996 the Company had issued and outstanding 3,348,293 Shares (not including 55,000 Shares covered by this Prospectus' underlying warrants), of which 935,000 Shares were "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the 185,000 Shares covered by this Prospectus, a total of 920,000 outstanding Shares may currently be publicly sold under Rule 144 (subject to volume limitations), other exemptions from registration, and a current Registration Statement on Form S-8 permitting immediate resale. Future sales of restricted Shares made pursuant to registration statements, under Rule 144 or under Regulation S may have an adverse effect on the then prevailing market price of the Shares and adversely affect the Company's ability to obtain future financing in the capital markets. In this regard, for the first seven months of calendar 1996, the average daily volume of the Company's Shares was approximately 102,262 Shares.

     No Dividends. The Company intends to retain future earnings, if any, to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase any of the Shares offered hereby.

     Biotechnology Risks. The following risk factors relate to risks specific to the Company's biotechnology subsidiary. It is anticipated that in the near future this business, Genetic Vectors, Inc. ("Vectors"), will be "spun-off" as an independent public company in conjunction with an initial public offering ("IPO"), although no assurances can be given that this will occur. See "Recent Developments." In such event, the Company anticipates that it will retain approximately 37.3% of Vectors, although it will only have the right to designate one director and it will not have operational control. Additionally, Nyle and Mr. Samuel Nyer will own 5.3% and 0.2% of Vectors following the IPO and the spin-off.

     Limited Operating History and Expectation of Future Losses. Vectors, the Company's biotechnology subsidiary, was organized in 1991 and remains in the development stage. From inception through June 30, 1996, Vectors has incurred cumulative net losses of $1,111,386 and never generated operating revenues. In anticipation of its IPO, Vectors is recruiting management and otherwise creating obligations which will create additional losses for the foreseeable future. There can be no assurances that this subsidiary will not encounter substantial delays and unexpected expenses related to research, development, production and marketing or other unforeseen difficulties, which may cause additional losses.

     Dependence on a Limited Number of Products. Vectors' Epi DNA product line is expected to account for substantially all of Vectors' revenues, if any, for the foreseeable future. Vectors' ability to achieve long-term success will depend, in part, on the market acceptance of these products. Failure to gain market acceptance will have a material adverse effect on Vectors' business, financial condition and results of operations.

     Limited Manufacturing and Marketing Capability. Vectors' experience in manufacturing its products has been limited to the production of small amounts of test kits for use in research and development, clinical trials and early commercialization of its initial products. No assurances can be given that Vectors will ultimately be able to obtain or produce sufficient quantities of its products at commercially reasonable costs. A number of the components of Vectors' products are custom manufactured by a limited number of outside vendors. The loss of any such vendor as a source of supply for such components could delay Vectors' ability to meet the demand for its products.

     Vectors' management has extremely limited experience in marketing its products and no assurances exist that they will be able to market Vectors' products in an effective manner. Although management intends to market Vectors' products through a network of independent distributors supported by a direct sales force, no sales force is in place, and no distribution agreements have been entered into. The ability to market Vectors' products may also depend on entering strategic alliances with marketing partners. There can be no assurances that the Company will enter into such alliances with other companies on favorable terms or at all.

     Competition. The biotechnology industry is subject to intense competition. Vectors has numerous competitors in the United States and abroad which include, among others, diagnostics, health care, pharmaceutical and biotechnology companies. Additionally, new competitors are anticipated to enter this field in the future.
Many of these current and future competitors have substantially greater financial, business and technological resources than Vectors, and may have substantially greater experience in its industry.

     License Agreement. Vectors has acquired certain rights to proprietary technology (the "Technology") pursuant to an agreement (the "Agreement") with the University of Miami and its School of Medicine. The rights granted under the Agreement are a critical component of Vectors' business and its ability to develop, manufacture and sell products. The Agreement requires Vectors to make payments to the University of Miami for the life of the patent (17 years) if it is issued for which there can be no assurances. Payments are secured by the Technology. In the event payments are not made Vectors could lose all rights to the Technology. Such termination would have a substantial material adverse effect on Vectors, effectively putting it out of business.

     Working Capital. After giving effect to the August 1996 conversion of $413,518 of advances from the Company to Vectors into common stock of Vectors at $10.00 per share, at June 30, 1996 Vectors had working capital of approximately $457,000 obtained from its bridge offering, not sales. Much of those funds will be used to finance its IPO. If Vectors is unable to generate cash flows from operating activities sufficient to support operations, Vectors will be required to obtain external sources of financing to fund its working capital. In the event Vectors' IPO is not consummated this could adversely impact Vectors' ability to obtain future financing or to undertake refinancings on acceptable terms. There can be no assurances that such financing will be available to Vectors.

     Reliance on IPO. The Company has publicly committed to spin-off Vectors and is no longer willing to provide any financial support for Vectors. Such support ceased in July 1996 when Vectors closed a $550,000 bridge offering and repaid the Company $50,000. Vectors is relying on the IPO to provide the necessary working capital to permit it to implement its business plan. No assurances can be given that the IPO will be successful in which case Vectors may cease operations. See "Recent Developments."

     Risk of Failure of Vectors and Loss of Equity. In 1992 at the time of the Company's IPO, Vectors' then chief executive officer and current chairman made statements that Vectors' product line would be sufficiently developed and capable of being brought to market within a six to nine month period. This did not occur and, in fact, Vectors has still not brought its product line to market and is currently making similar claims in its recently filed registration statement that its product line will be ready to be brought to market within six months. In view of the fact that these statements had been previously made and have not come to fruition, potential investors should carefully examine the risks of Vectors' failure to ever commercialize its products. In the event Vectors ceases operation, the Company's investment in Vectors in excess of $910,000 will be lost.

                            RECENT DEVELOPMENTS

     In May 1996, the Company's 80% owned subsidiary, Vectors, signed a letter of intent with Shamrock Partners, Ltd. ("Shamrock") in which Shamrock agreed to underwrite the IPO on a firm commitment basis. The non-binding letter of intent relates to the sale of 400,000 shares of common stock at an estimated IPO price of $10.00 per share subject to Shamrock's option to purchase up to an additional 60,000 shares solely to cover over-allotments. Vectors has advised the Company it filed its initial registration statement with the Commission on September 10, 1996.
Shamrock is acting as the Representative of the underwriters and Frederick & Company, Inc. ("Frederick"), a Selling Shareholder, is an underwriter of the IPO. The Company does not anticipate that the Vectors' registration statement will be declared effective by the Commission until a minimum of six weeks have elapsed. Effectiveness will be subject to a number of factors over which the Company has no control including future market conditions. See "Risk Factors."

     In connection with the Vectors' IPO, the Company established a May 31, 1996 record date for the proposed spin-off of 512,000 shares of Vectors' common stock to the Company's shareholders. In July 1996, Vectors closed its bridge offering having sold 110,000 shares of common stock through three selling dealers including Shamrock. In August 1996, the Company converted advances of $413,517.84 to Vectors into 41,352 shares of common stock at $10.00 per share thereby eliminating all Vectors' liabilities to the Company. Upon conclusion of the IPO, Vectors will have 2,164,634 shares of common stock outstanding of which the Company will own 809,352 shares after the spin-off. Samuel Nyer, the company's president, will own 4,208 shares and Nyle (a public company controlled by Mr. Nyer) 115,447 shares of Vectors' common stock. Each shareholder of the Company, as of May 31, 1996, shall receive one share of Vectors' common stock for each 6.15 Shares of the Company owned.

     The president of Shamrock, Frederick and Goldis Financial Group, Inc. ("Goldis") are offering for sale 40,000, 50,000 and 15,000 Shares, respectively, pursuant to this Prospectus. Shamrock and Goldis also acted as underwriters of the Company's IPO in 1992 and they received the Shares offered for sale through the exercise of warrants received in the IPO. Shamrock transferred the 40,000 warrants to its president. See "Selling Shareholders."

                             SELLING SHAREHOLDERS

Selling Shareholders Table

            The following table sets forth information furnished by the selling shareholders listed in the table which follows, referred to as the "Selling Shareholders", with respect to the number of Shares of the Company, owned by the Selling Shareholders on the date of this Prospectus, the Shares offered hereby, and the number and percentage of outstanding Shares to be beneficially owned by the Selling Shareholders after the offering. Up to 185,000 Shares may be sold by the Selling Shareholders pursuant to this Prospectus.
Except as indicated in the footnotes to the Selling Shareholders
Table, the Selling Shareholders have not held any position, office, or had a material relationship with the Company within the past three years.


                          SELLING SHAREHOLDERS TABLE


                               Shares                  Shares        Percentage
                               Owned        Shares     Owned         Ownership
Selling                        Prior to     Being      After         After
Shareholder                    Offering     Offered    Offering      Offering

Barrett, Sr., Joseph A.        10,000       10,000     None             0

Buonanno, Deborah              20,000       20,000     None             0

Frederick & Company, Inc.2     67,660       50,000     17,660           *

Goldis Financial Group, Inc.3  15,000       15,000 4   None             0

Kelly, James5                  43,419 6     40,000 7    3,419           *

Lory, Linda                    20,000       20,000     None             0

Shaikh, M. Hussain             10,000       10,000     None             0

Shelton, Glenn                 20,000       20,000     None             0


 2 Acting as an underwriter in connection with the Vectors' IPO and acted as a broker for the Vectors' bridge offering.

 3  Goldis acted as an underwriter of the Company's 1992 IPO.

 4  Consists of Shares underlying warrants received in the Company's 1992 IPO.

 5 President of Shamrock, which in 1995 assisted in the sale of 110,000 Shares covered by this Prospectus and raised additional equity capital for the Company. Shamrock also acted as a broker for the Vectors' bridge offering and is Representative of the underwriters for the Vectors' IPO.

 6 Includes Shares beneficially owned by Shamrock. Beneficial ownership consists of investment power regardless of record ownership.

 7 Consists of Shares underlying warrants received by Shamrock in the Company's 1992 IPO.

    *     Less than one percent

                             PLAN OF DISTRIBUTION

     All of the Shares are offered for the account of the Selling
Shareholders as listed in this Prospectus under "Selling
Shareholders". The Company will receive none of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that the Shares may be offered and sold from time to time by or on behalf of the Selling Shareholders, in or through transactions or distributions (including crosses and block transactions) on Nasdaq at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers including Shamrock. Brokers participating in such transactions may act as agents for the Selling Shareholders. The Selling Shareholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them may be deemed to be underwriting compensation.

                             LEGAL MATTERS

     The legality of the Shares to be offered hereby will be passed upon for the Company by Cohen, Chernay, Norris, Weinberger &
Harris, 712 U.S. Highway One, Fourth Floor, North Palm Beach,
Florida, 33408-7146.

                             EXPERTS

     The financial statements of the Company for fiscal years ended, December 31, 1995 and 1994 respectively, are incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Coopers & Lybrand, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     No dealer, salesperson or other
person has been authorized to give                NYER MEDICAL GROUP, INC
any information or to make any repre-
sentations other than those contained
in this Prospectus, and, if given or
made, such information or representa-
tions must not be relied upon as
having been authorized by the Company
or any of the Selling Shareholders.                     185,000 Shares
This Prospectus does not constitute
an offer to sell or a solicitation of
an offer to buy any security other
than the securities offered by this                           of
Prospectus, or an offer to sell or a
solicitation of an offer to buy any
securities by any person in any ju-
risdiction in which such offer or
solicitation would be unlawful.  Nei-                    Common Stock
ther the delivery of this Prospectus
nor any sale made hereunder shall,
under any circumstances, imply that
the information in this Prospectus is
correct as of any time subsequent to
the date of this Prospectus.
          ________________

          TABLE OF CONTENTS

                                Page                     Prospectus

Available Information  . . . .    3

Documents Incorporated by
 Reference   . . . . . . . . .    5
Risk Factors . . . . . . . . .    7
Recent Developments  . . . . .    17
Selling Shareholders . . . . .    19
Plan of Distribution . . . . .    21
Legal Matters  . . . . . . . .    22                           , 1996
Experts  . . . . . . . . . . .    23

                           PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Commission registration fee. Such expenses will be paid by the Company. None of these expenses will be paid by the Selling
Shareholders.

    Registration fee  . . . . . . . . . . . . . . . .  $     940.95
    Printing expenses . . . . . . . . . . . . . . . .  $     100.00
    Accounting fees and expenses. . . . . . . . . . .  $   2,500.00
    Legal fees and expenses (other than Blue Sky) . .  $   7,500.00
    Blue Sky fees and expenses. . . . . . . . . . . .  $      -0-
    Miscellaneous . . . . . . . . . . . . . . . . . .  $     100.00
    Total . . . . . . . . . . . . . . . . . . . . . .  $  11,140.95

Item 15.  Indemnification of Directors and Officers.
     The Company's articles of incorporation provide that the Company shall indemnify its officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of the Company subject to the qualifications contained in Florida law as it now exists. The Company has entered into Indemnification Agreements with its officers and directors providing for indemnifi-cation to the fullest extent under Florida law and containing an advancement of expenses provision. Florida law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, such indemnification shall apply only if approved by the court in which the action was pending. Any other indemnifica-tion shall be made only after the determination by the Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVI-SIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCE-ABLE.

Item 16.  Exhibits.

4.    Form of Common Stock Certificate1

5.    Opinion of Cohen, Chernay, Norris, Weinberger & Harris

24.   Consent of Coopers & Lybrand, LLP

24.1  Consent of Cohen, Chernay, Norris, Weinberger & Harris2


   1 Contained in the Registration Statement on Form 8-A filed May 1, 1992.

   2 Contained in Opinion of Cohen, Chernay, Norris, Weinberger & Harris.


Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement:

         (i)   To include any Prospectus required by section
               10(a)(3) of the Securities Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registra-tion statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration state-ment;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 15 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropri-ate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (7) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangor, State of Maine on this 9 day of September, 1996.

                                        NYER MEDICAL GROUP, INC.


                                        By: /s/ Samuel Nyer
                                        Samuel Nyer, President
                                        (Chief Executive Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                         Date


/s/ Samuel Nyer          Chairman of the Board      September 09, 1996
Samuel Nyer


/s/ Karen L. Wright      Treasurer (Principal       September 09, 1996
Karen L. Wright          Accounting and
                         Financial Officer)

/s/ William Clifford     Director                   September 09, 1996
William Clifford


/s/ Kenneth Nyer, M.D.   Director                   September 09, 1996
Kenneth Nyer, M.D.


/s/ Howard Parker, M.D.  Director                   September 09, 1996
Howard Parker, M.D.


/s/ Daniel Striar        Director                   September 09, 1996
Daniel Striar


/s/ Donald Lewis         Director                   September 09, 1996
Donald Lewis


/s/ Michael Anton        Director                   September 09, 1996
Michael Anton

/s/ David Dumouchel      Director                   September 09, 1996
David Dumouchel

                        EXHIBIT INDEX


Exhibit No.
      4.    Form of Common Stock Certificate 1

      5.    Opinion of Cohen, Chernay, Norris, Weinberger & Harris

      24.   Consent of Coopers & Lybrand, L.L.P

      24.1  Consent of Cohen, Chernay, Norris, Weinberger & Harris 2



       1 Contained in the Registration Statement on Form 8-A filed May 1, 1992. 2 Contained in Opinion of Cohen, Chernay, Norris, Weinberger & Harris.

                                EXHIBIT 5

            Cohen, Chernay, Norris, Weinberger, & Harris
                         Attorneys at Law
                A Partnership of Professional Associates
                  712 U.S Highway One, Suite 400
                          P.O. Box 13146
               North Palm Beach, Florida  33408-7146
                          (407)844-3600

                                           September 9, 1996

Nyer Medical Group, Inc.
1292 Hammond Street
Bangor, Maine  04401
Attention: Mr. Samuel Nyer

          Re: Nyer Medical Group, Inc./SEC

Dear Mr. Nyer:

     You have advised us that Nyer Medical Group, Inc. ("the Company") has filed with the United States Securities and Exchange Commission, a Registration Statement on Form S-3 with respect to 185,000 shares of common stock, $.0001 par value (the "Common Stock"), offered for sale by certain shareholders.

     In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares of Common Stock as are presently outstanding; and
(ii) such securities as shall be offered by certain shareholders pursuant to the Prospectus which is part of the Registration Statement.

     You have advised us that as of September 4, 1996, the Company's authorized capital consists of 10,000,000 shares of Common Stock, $.0001 par value per share, of which 3,348,293 shares of Common Stock have been issued. You have further advised us that the Company has received valid consideration for the issuance of these shares.

     After having examined the Company's articles of incorporation, as amended, bylaws, as amended, and the financial statements incorporated by reference in the Prospectus, we are of the opinion that (i) the 10,000,000 shares of Common Stock are, and (ii) the 185,000 shares of Common Stock offered by the selling shareholders are fully paid and nonassessable, duly authorized and validly issued (or, with regard to 15,000 shares, upon exercise of warrants according to their terms, will be).

     We consent to the use of our name in the Prospectus under the caption "Legal Matters".


                                  Very truly yours,
                                  /s/ Cohen, Chernay, Norris, Weinberger,
                                      & Harris

                                  Cohen, Chernay, Norris, Weinberger, & Harris

                                EXHIBIT 24

                      Coopers & Lybrand, L.L.P


                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Nyer Medical Group, Inc. on Form S-3 of our report dated March 28, 1996, on our audits of the consolidated financial statements of Nyer Medical Group, Inc. as of December 31, 1995 and 1994, and for the years then ended, which report is incorporated by reference in the Annual Report on Form 10-KSB.


                                            /s/ Coopers & Lybrand, L.L.P.
                                            Coopers & Lybrand, L.L.P.


Portland, Maine
September 9, 1996